Exhibit 99.1

Rumble Reports Third Quarter 2025 Results

~ ARPU of $0.45, Up 7% from Prior Quarter ~

~ Company Retains Robust Balance Sheet with More Than $290 Million of Liquidity ~

LONGBOAT KEY, Fla., November 10, 2025 (GLOBE NEWSWIRE) -- Rumble Inc. (Nasdaq: RUM) (“Rumble” or the “Company”), the video-sharing platform and cloud services provider, today announced financial results for the fiscal quarter ended September 30, 2025.

Q3 2025 Key Highlights and Key Items

●	Revenue for the third quarter was $24.8 million, compared to $25.1 million in the third quarter of 2024.

●	MAUs were 47 million in the third quarter of 2025, compared to 51 million in the second quarter of 2025. The decrease continues to be in part the result of a slowdown of news and political commentary outside of a U.S. election cycle, combined with seasonality related to content creators who produce less content during the summer months.

●	Average Revenue Per User (“ARPU”) for the third quarter of 2025 was $0.45, representing a 7% increase from the second quarter of 2025. The increase is attributable to similar audience monetization revenue that came from fewer MAUs.

●	Net loss for the third quarter of 2025 was $16.3 million, compared to a loss of $31.5 million in the third quarter of 2024.

●	Adjusted EBITDA, a non-GAAP financial measure, was a loss of $15.1 million in the third quarter of 2025, an improvement of $8.4 million compared to the third quarter of 2024.

●	As of September 30, 2025, Rumble had total liquidity of $293.8 million, consisting of $269.8 million in cash and cash equivalents and 210.82 Bitcoin, valued at $24.0 million. As of 4pm ET on November 7, 2025, the Company’s Bitcoin holdings are valued at $21.8 million.

●	On August 5, 2025, Rumble announced a multi-pronged strategic partnership with Cumulus Media, one of the largest audio creators and distributors, to expand distribution and monetization opportunities across Cumulus Media radio stations, Westwood One, the Cumulus Podcast Network, and Rumble.com.

Subsequent Events

●	On October 2, 2025, Rumble announced a partnership with Perplexity, integrating Perplexity AI’s search capabilities to expand the discoverability of Rumble videos and creators across AI-driven platforms.

●	On October 14, 2025, Rumble announced that its platform had been fully restored in France following a favorable court ruling that determined a 2022 email from a French government official was not an enforceable order.

●	On October 15, 2025, Rumble and Perplexity launched a subscription bundle combining Rumble Premium and Perplexity Pro for $19.99 per month, a limited time offer available through December 31, 2025. The bundle builds on the companies’ previously announced partnership, which integrates Perplexity’s AI-powered search tools to enhance discoverability on Rumble.com.

Q3 Financial Summary (Unaudited)

For the three months ended September 30,	2025	2024	Variance ($)	Variance (%)

Revenues	$24,762,445	$25,056,904	$(294,459)	(1)%

Expenses
Cost of services (content, hosting and other)	$25,219,331	$36,428,951	$(11,209,620)	(31)%
General and administrative	10,492,008	9,710,935	781,073	8%
Research and development	4,455,354	4,650,688	(195,334)	(4)%
Sales and marketing	5,076,937	3,955,552	1,121,385	28%

Revenues decreased by $0.3 million to $24.8 million in the three months ended September 30, 2025 compared to the three months ended September 30, 2024, of which $0.5 million was attributable to a reduction in Audience Monetization revenues, offset by a $0.2 million increase in Other Initiatives revenues. The decrease in Audience Monetization revenues was due to a $4.9 million reduction in advertising revenue, offset by a $3.7 million increase in subscription fees, as well as $0.7 million from licensing, tipping fees, and platform hosting fees. We are continuing to see progress in the uptake of new brands, but we are still at the early stages of that process. The increase in Other Initiatives revenue was due to a $0.1 million increase in cloud services offered and a $0.1 million increase in advertising inventory being monetized by our publisher network.

Cost of services decreased by $11.2 million to $25.2 million in the three months ended September 30, 2025 compared to the three months ended September 30, 2024. The decrease was due to a reduction in programming and content costs of $11.9 million, offset by an increase in other costs of services of $0.7 million.

General and administrative expenses increased by $0.8 million to $10.5 million in the three months ended September 30, 2025 compared to the three months ended September 30, 2024. The increase was driven by a $1.2 million rise in administrative expenses, reflecting higher professional fees and other administrative services, offset by a decrease in payroll and related expenses of $0.4 million.

Research and development expenses decreased by $0.2 million to $4.5 million in the three months ended September 30, 2025 compared to the three months ended September 30, 2024. The decrease resulted from a $0.2 million decrease in costs associated with computer software, hardware, and other expenditures used in research and development-related activities.

Sales and marketing expenses increased by $1.1 million to $5.1 million in the three months ended September 30, 2025 compared to the three months ended September 30, 2024. The increase was due to a rise in marketing and public relations activities of $0.9 million and an increase in payroll and related expenses of $0.2 million.

Notes on KPIs

Monthly Active Users (“MAUs”).

We use MAUs as a measure of audience engagement to help us understand the volume of users engaged with our content on a monthly basis. MAUs represent the total web, mobile app, and connected TV users of Rumble for each month, which allows us to measure our total user base calculated from data provided by Google, a third-party analytics provider. Google defines “active users” as the “[n]umber of distinct users who visited your website or application.”1 We have used the Google analytics systems since we first began publicly reporting MAU statistics, and the resulting data have not been independently verified.

As of July 1, 2023, Universal Analytics (“UA”), Google’s analytics platform on which we historically relied for calculating MAUs using company-set parameters, was phased out by Google and ceased processing data. At that time, Google Analytics 4 (“GA4”) succeeded UA as Google’s next-generation analytics platform, which has been used to determine MAUs since the third quarter of 2023 and which we expect to continue to use to determine MAUs in future periods. Although Google has disclosed certain information regarding the transition to GA4, Google does not currently make available sufficient information relating to its new GA4 algorithm for us to determine the full effect of the switch from UA to GA4 on our reported MAUs. Because Google has publicly stated that metrics in UA “may be more or less similar” to metrics in GA4, and that “[i]t is not unusual for there to be apparent discrepancies” between the two systems, we are unable to determine whether the transition from UA to GA4 has had a positive or negative effect, or the magnitude of such effect, if any, on our reported MAUs. It is therefore possible that MAUs that we reported based on the UA methodology (“MAUs (UA)”) for periods prior to July 1, 2023, cannot be meaningfully compared to MAUs based on the GA4 methodology (“MAUs (GA4)”) in subsequent periods.

Average Revenue Per User (“ARPU”)

We use ARPU as a measure of our ability to monetize our user base. Quarterly ARPU is calculated as quarterly Audience Monetization revenue divided by MAUs for the relevant quarter (as reported by Google Analytics). ARPU does not include Other Initiatives revenue.

About Rumble

Rumble is a Freedom-First technology platform with a mission to protect a free and open internet. The platform spans cloud, AI, and digital media, including its namesake video service, and is built on a foundation of customer independence and free speech. For more information, visit: corp.rumble.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We use the non-GAAP financial measure of Adjusted EBITDA, which is defined as net income (loss) excluding interest income (expense), net, other income (expense), net, provision for income taxes, depreciation and amortization, share-based compensation expense, acquisition-related transaction costs, change in fair value of warrants, change in fair value of digital assets, change in fair value of contingent consideration, and change in the fair value of derivative. The Company’s management believes that it is important to consider Adjusted EBITDA, in addition to net income (loss), as it helps identify trends in our business that could otherwise be masked by the effect of the gains and losses that are included in net income (loss) but excluded from Adjusted EBITDA.

Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net income (loss), the nearest GAAP equivalent. As a result of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including net income (loss) and our other financial results presented in accordance with GAAP.

Forward-Looking Statements

Certain statements in this press release and the associated conference call constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not historical facts are forward-looking statements and include, for example, results of operations, financial condition and cash flows (including revenues, operating expenses, and net income (loss)); our ability to meet working capital needs and cash requirements over the next 12 months; and our expectations regarding future results and certain key performance indicators. Certain of these forward-looking statements can be identified by using words such as “anticipates,” “believes,” “intends,” “estimates,” “targets,” “expects,” “endeavors,” “forecasts,” “could,” “will,” “may,” “future,” “likely,” “on track to deliver,” “continues to,” “looks forward to,” “is primed to,” “plans,” “projects,” “assumes,” “should” or other similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, and our actual results could differ materially from future results expressed or implied in these forward-looking statements. The forward-looking statements included in this release are based on our current beliefs and expectations of our management as of the date of this release. These statements are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include our ability to grow and manage future growth profitably over time, maintain relationships with customers, compete within our industry and retain key employees; the possibility that we may be adversely impacted by economic, business, and/or competitive factors; our limited operating history makes it difficult to evaluate our business and prospects; our recent and rapid growth may not be indicative of future performance; we may not continue to grow or maintain our active user base, and may not be able to achieve or maintain profitability; risks relating to our ability to attract new advertisers, or the potential loss of existing advertisers or the reduction of or failure by existing advertisers to maintain or increase their advertising budgets; our cloud business may not achieve success, and, as a result, our business, financial condition and results of operations could be adversely affected; negative media campaigns may adversely impact our financial performance, results of operations, and relationships with our business partners, including content creators and advertisers; prolonged or escalating trade disputes could materially and adversely impact our business; spam activity, including inauthentic and fraudulent user activity, if undetected, may contribute, from time to time, to some amount of overstatement of our performance indicators; we collect, store, and process large amounts of user video content and personal information of our users and subscribers and, if our security measures are breached, our sites and applications may be perceived as not being secure, traffic and advertisers may curtail or stop viewing our content or using our services, our business and operating results could be harmed, and we could face governmental investigations and legal claims from users and subscribers; our Bitcoin treasury strategy exposes us to various risks associated with holding Bitcoin; the operation of our crypto wallet exposes us to significant regulatory, operational, security, and market risks that could adversely affect our business, financial condition, results of operations, and reputation; we may fail to comply with applicable privacy laws, subjecting us to liability and damages; we are exposed to significant regulatory, operational, compliance, privacy, and legal risks related to age verification and child online safety laws implemented in various U.S states and foreign jurisdictions; our cloud services business operates in a highly regulated environment, subject to a complex and rapidly evolving array of domestic and international laws, regulations, and industry standards governing data privacy, cybersecurity, data localization, and cross-border data transfers; we are subject to cybersecurity risks and interruptions or failures in our information technology systems and as we grow and gain recognition, we will likely need to expend additional resources to enhance our protection from such risks, although notwithstanding our efforts, a cyber incident could occur and result in information theft, data corruption, operational disruption and/or financial loss; we may be found to have infringed on the intellectual property of others, which could expose us to substantial losses or restrict our operations; we may face liability for hosting a variety of tortious or unlawful materials uploaded by third parties, notwithstanding the liability protections of Section 230 of the Communications Decency Act of 1996; we may face negative publicity for removing, or declining to remove, certain content, regardless of whether such content violated any law; paid endorsements by our content creators may expose us to regulatory risk, liability, and compliance costs, and, as a result, may adversely affect our business, financial condition and results of operations; our traffic growth, engagement, and monetization depend upon effective operation within and compatibility with operating systems, networks, devices, web browsers and standards, including mobile operating systems, networks, and standards that we do not control; our business depends on continued and unimpeded access to our content and services on the internet and, if we or those who engage with our content experience disruptions in internet service, or if internet service providers are able to block, degrade or charge for access to our content and services, we could incur additional expenses and the loss of traffic and advertisers; we face significant market competition, and if we are unable to compete effectively with our competitors for traffic and advertising spend, our business and operating results could be harmed; we rely on data from third parties to calculate certain of our performance metrics and real or perceived inaccuracies in such metrics may harm our reputation and negatively affect our business; changes to our existing content and services could fail to attract traffic and advertisers or fail to generate revenue; we derive the majority of our revenue from advertising and the failure to attract new advertisers, the loss of existing advertisers, or the reduction of or failure by existing advertisers to maintain or increase their advertising budgets would adversely affect our business; we depend on third-party vendors, including internet service providers, advertising networks, and data centers, to provide core services; hosting and delivery costs may increase unexpectedly; we have offered and intend to continue to offer incentives, including economic incentives, to content creators to join our platform, and these arrangements may involve fixed payment obligations that are not contingent on actual revenue or performance metrics generated by the applicable content creator but rather are based on our modeled financial projections for that creator, which if not satisfied may adversely impact our financial performance, results of operations and liquidity; we may be unable to develop or maintain effective internal controls; we have identified a material weakness in our internal control over financial reporting as of December 31, 2024, and if we are unable to remediate this material weakness, we may not be able to accurately or timely report our financial condition or results of operations; potential diversion of management’s attention and consumption of resources as a result of acquisitions of other companies and success in integrating and otherwise achieving the benefits of recent and potential acquisitions; we may fail to maintain adequate operational and financial resources or raise additional capital or generate sufficient cash flows; changes in tax rates, changes in tax treatment of companies engaged in e-commerce, the adoption of new tax legislation, or exposure to additional tax liabilities may adversely impact our financial results; compliance obligations imposed by new privacy laws, laws regulating online video sharing platforms, other online platforms, and online speech in certain jurisdictions in which we operate, or industry practices may adversely affect our business; and those additional risks, uncertainties and factors described in more detail under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, and in our other filings with the Securities and Exchange Commission. We do not intend, and, except as required by law, we undertake no obligation, to update any of our forward-looking statements after the issuance of this release to reflect any future events or circumstances. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Rumble on Social Media

Investors and others should note that we announce material financial and operational information to our investors using our investor relations website (investors.rumble.com), press releases, SEC filings and public conference calls and webcasts. We also intend to use certain social media accounts as a means of disclosing information about us and our services and to comply with our disclosure obligations under Regulation FD: the @rumblevideo X (formerly Twitter) account (x.com/rumblevideo), the @rumble TRUTH Social account (truthsocial.com/@rumble), the @chrispavlovski X (formerly Twitter) account (x.com/chrispavlovski), and the @chris TRUTH Social account (truthsocial.com/@chris), which Chris Pavlovski, our Chairman and Chief Executive Officer, also uses as a means for personal communications and observations. The information we post through these social media channels may be deemed material. Accordingly, investors should monitor these social media channels in addition to following our press releases, SEC filings and public conference calls and webcasts. The social media channels that we intend to use as a means of disclosing the information described above may be updated from time to time, as listed on our investor relations website.

For investor inquiries, please contact:

Shannon Devine

MZ Group, MZ North America

203-741-8811

investors@rumble.com

Source: Rumble Inc.

Condensed Consolidated Interim Statements of Operations (Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024

Revenues	$24,762,445	$25,056,904	$73,553,866	$65,259,903

Expenses
Cost of services (content, hosting, and other)	$25,219,331	$36,428,951	$81,797,812	$103,949,438
General and administrative	10,492,008	9,710,935	38,792,062	29,448,330
Research and development	4,455,354	4,650,688	14,070,349	14,497,709
Sales and marketing	5,076,937	3,955,552	16,607,389	13,527,043
Acquisition-related transaction costs	5,236,796	-	7,624,901	-
Amortization and depreciation	3,880,492	3,128,242	10,775,361	9,118,603
Changes in fair value of digital assets	(1,456,388)	-	(4,949,413)	-
Changes in fair value of contingent consideration	-	-	-	1,354,357

Total expenses	52,904,530	57,874,368	164,718,461	171,895,480

Loss from operations	(28,142,085)	(32,817,464)	(91,164,595)	(106,635,577)
Interest income	2,896,649	1,949,898	7,979,880	6,646,015
Other income (expense)	46,901	(304)	(476)	(73,881)
Changes in fair value of derivative	-	-	9,700,000	-
Changes in fair value of warrant liability	8,936,773	(756,700)	24,379,616	(1,480,395)

Loss before income taxes	(16,261,762)	(31,624,570)	(49,105,575)	(101,543,838)
Income tax benefit (expense)	-	85,157	(31,310)	(66,315)

Net loss	$(16,261,762)	$(31,539,413)	$(49,136,885)	$(101,610,153)

Loss per share – basic and diluted	$(0.06)	$(0.15)	$(0.19)	$(0.50)
Weighted-average number of common shares used in computing net loss per
share - basic and diluted	260,529,688	204,972,162	252,722,453	203,660,885

Share-based compensation expense included in expenses:
Cost of services (content, hosting, and other)	$971,476	$2,405,375	$3,534,489	$5,332,489
General and administrative	3,020,892	3,139,578	12,256,088	10,176,965
Research and development	909,444	361,752	2,450,885	1,299,092
Sales and marketing	481,879	251,060	1,206,326	669,495
Total share-based compensation expense	$5,383,691	$6,157,765	$19,447,788	$17,478,041

Condensed Consolidated Interim Balance Sheets (Unaudited)

	September 30, 2025	December 31, 2024

Assets

Current assets
Cash and cash equivalents	$269,757,150	$114,018,900
Accounts receivable, net	12,576,138	9,778,941
Prepaid expenses and other	4,748,926	12,329,789
	287,082,214	136,127,630

Other non-current assets	1,289,830	402,475
Digital assets	24,049,413	-
Property and equipment, net	16,719,825	17,068,076
Right-of-use assets, net	2,199,418	1,753,100
Intangible assets, net	25,178,209	29,306,135
Goodwill	10,655,391	10,655,391
	$367,174,300	$195,312,807

Liabilities and Shareholders’ Equity (Deficit)

Current liabilities
Accounts payable and accrued liabilities	$30,545,284	$18,223,372
Deferred revenue	15,641,367	12,812,984
Lease liabilities	1,325,202	1,000,643
Derivative liability	-	184,699,998
	45,511,853	216,736,997

Lease liabilities, net of current portion	920,130	799,910
Warrant liability	16,011,686	40,391,302
Other liability	500,000	500,000
	64,943,669	258,428,209
Commitments and contingencies (Note 14)

Shareholders’ equity (deficit)
Preferred shares ($0.0001 par value per share, 20,000,000 shares authorized, no shares issued or outstanding)	-	-
Common shares ($0.0001 par value per share, 700,000,000 Class A shares authorized, 215,380,893 and 118,808,857 shares issued and outstanding, as of September 30, 2025 and December 31, 2024, respectively; 170,000,000 Class C shares (and corresponding ExchangeCo Share) authorized, 123,690,470 and 165,153,621 shares issued and outstanding, as of September 30, 2025 and December 31, 2024, respectively; 110,000,000 Class D shares authorized, 95,791,120 and 105,782,403 shares issued and outstanding, as of September 30, 2025 and December 31, 2024, respectively)	773,404	768,892
Accumulated deficit	(532,702,827)	(483,565,942)
Additional paid-in capital	834,160,054	419,681,648
	302,230,631	(63,115,402)
	$367,174,300	$195,312,807

Condensed Consolidated Interim Statements of Cash Flows (Unaudited)

For the nine months ended September 30,	2025	2024
Cash flows provided by (used in)

Operating activities
Net loss for the period	$(49,136,885)	$(101,610,153)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization and depreciation	10,775,361	9,118,603
Share-based compensation	19,447,788	14,666,835
Non-cash lease expense	864,361	805,679
Net trade and barter revenue and expense	1,310,795	1,327,605
Change in fair value of derivative	(9,700,000)	-
Change in fair value of warrants	(24,379,616)	1,480,395
Change in fair value of contingent consideration	-	1,354,357
Change in fair value of digital assets	(4,949,413)	-
Loss on disposal of property and equipment	6,627	-
Loss on lease termination	925	-

Changes in operating assets and liabilities:
Accounts receivable	(2,797,197)	(5,864,270)
Prepaid expenses and other	6,642,470	(1,384,211)
Accounts payable and accrued liabilities	10,208,952	976,194
Deferred revenue	1,517,588	4,263,094
Deferred tax liability	-	1,030,757
Operating lease liabilities	(815,788)	(817,540)
Net cash used in operating activities	(41,004,032)	(74,652,655)

Investing activities
Purchase of property and equipment	(1,774,932)	(2,654,913)
Purchase of intangible assets	(2,019,595)	(4,700,559)
Purchase of marketable securities	-	(1,202,290)
Sale and maturities of marketable securities	-	1,135,200
Purchase of digital assets	(19,100,000)	-
Cash paid to non-accredited investors in connection with Callin acquisition	-	(204,846)
Cash paid in connection with North River acquisition	-	(3,654,500)
Net cash used in investing activities	(22,894,527)	(11,281,908)

Financing activities
Taxes paid from net share settlement for share-based compensation	(3,260,193)	(1,915,138)
Proceeds from the exercise of warrants and stock options	2,197,419	295,726
Proceeds from issuance of Class A Common Stock under ESPP	129,374	-
Proceeds from issuance of Class A Common Stock	775,000,000	-
Repurchase of Class A Common Stock	(525,000,000)	-
Share issuance costs	(29,429,791)	-
Net cash provided by (used in) financing activities	219,636,809	(1,619,412)
Increase/ (decrease) in cash and cash equivalents during the period	155,738,250	(87,553,975)

Cash and cash equivalents, beginning of period	114,018,900	218,338,658
Cash and cash equivalents, end of period	$269,757,150	$130,784,683

Supplemental cash flow information
Cash paid for income taxes	$33,755	$71,864
Cash paid for interest	-	278
Cash paid for lease liabilities	805,308	945,354

Non-cash investing and financing activities:
Class A Common Stock issued to settle contingent consideration liability	-	1,404,753
Property and equipment in accounts payable and accrued liabilities	2,112,958	49,343
Recognition of operating right-of-use assets in exchange of operating lease Liabilities, net of derecognition of terminated leases	1,119,786	317,003
Share-based compensation capitalized related to intangible assets	398,323	342,374

Reconciliation of GAAP to Non-GAAP Financial Measures

Reconciliation of Adjusted EBITDA (Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024

Net loss	$(16,261,762)	$(31,539,413)	$(49,136,885)	$(101,610,153)
Adjustments:
Amortization and depreciation	3,880,492	3,128,242	10,775,361	9,118,603
Share-based compensation expense	5,383,691	6,157,765	19,447,788	17,478,041
Interest income	(2,896,649)	(1,949,898)	(7,979,880)	(6,646,015)
Other (income) expense	(46,901)	304	476	73,881
Income tax (benefit) expense	-	(85,157)	31,310	66,315
Change in fair value of warrants liability	(8,936,773)	756,700	(24,379,616)	1,480,395
Change in fair value of digital assets	(1,456,388)	-	(4,949,413)	-
Change in fair value of contingent consideration	-	-	-	1,354,357
Change in fair value of derivative	-	-	(9,700,000)	-
Acquisition-related transaction costs	5,236,796	-	7,624,901	-
Adjusted EBITDA	$(15,097,494)	$(23,531,457)	$(58,265,958)	$(78,684,576)